UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Walgreen Co.

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WALGREEN CO

The Walgreen Co Proxy Statement erroneously listed in the section entitled Securities Ownership of Certain Beneficial Owners and Management the number of shares owned by David W. Bernauer as 435,077 whereas the correct number is 653,411; it also erroneously listed the number of shares owned by Jeffrey A. Rein as 15,550 whereas the correct number is 145,550. The corrected section is reprinted below and by reference incorporated into such Proxy Statement.

Securities Ownership of Certain Beneficial Owners and Management

The following tabulation sets forth information as of November 15, 2004 concerning the ownership of common stock by each person who is known by the Company to beneficially own more than 5% of the Company’s common stock, by each Director, by each of the executive officers named in the Summary Compensation Table included in this proxy statement, and by all current Directors and executive officers as a group. Except as otherwise noted, the individual named possessed sole voting and investment power over such shares.

Name of Individual	Amount of Shares Beneficially Owned	Percent of Class
Capital Research and Management Company 333 Hope Street Los Angeles, CA 90071	80,524,000 (1)	7.879%
David W. Bernauer	653,411 (2) (3) (4)	*
William C. Foote	20,752 (5)	*
James J. Howard	45,708 (5)	*
Jerome B. Karlin	250,623 (2) (4)	*
Alan G. McNally	19,370 (5)	*
Julian A. Oettinger	136,240 (2) (4) (6)	*
Roger L. Polark	223,596 (2) (4) (7)	*
Cordell Reed	27,093 (5)	*
Jeffrey A. Rein	145,550 (2) (4) (8)	*
David Y. Schwartz	12,636 (5) (9)	*
John B. Schwemm	55,241 (10)	*
William A. Shiel	192,302 (2) (4) (11)	*
Marilou M. von Ferstel	20,118 (5)	*
Charles R. Walgreen III	3,487,537 (12)	*
All current directors and executive officers as a group (28 individuals)	6,623,991 (2) (4) (5) (13) (14)	0.648%

*	Each individual owns less than 1% of the Company’s common stock.

(1)	According to a Schedule 13F filed by the beneficial owner on August 13, 2004, Capital Research and Management Company is deemed to be the beneficial owner of 80,524,000 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research and Management Company claims sole dispositive power over such shares.

(2)	Includes shares granted pursuant to the Walgreen Restricted Performance Share Plan as follows: Mr. Bernauer, 28,683 shares; Mr. Rein, 11,920 shares; Mr. Karlin, 9,965 shares; Mr. Polark 4,102 shares; Mr. Shiel, 7,443 shares; Mr. Oettinger, 6,729 shares; all current Directors and executive officers as a group, 118,656 shares.

(3)	Does not include 40,000 shares owned by Mr. Bernauer’s wife. Mr. Bernauer disclaims any beneficial interest in these shares.

(4)	Includes shares of stock that may be acquired within 60 days after November 15, 2004, by exercise of stock options as follows: Mr. Bernauer, 506,197 shares; Mr. Rein, 100,944 shares; Mr. Karlin, 164,141 shares; Mr. Polark, 142,031 shares; Mr. Shiel, 150,011 shares; Mr. Oettinger, 124,572 shares; all current directors and executive officers as a group, 1,781,384 shares.

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(5)	Does not include deferred stock units granted pursuant to the Walgreen Co. Nonemployee Director Stock Plan as follows: Mr. Foote, 11,401 units; Mr. Howard, 11,660 units; Mr. McNally, 7,457 units; Mr. Reed, 3,426 units; Mr. Schwartz, 4,635 units; Ms. von Ferstel, 3,426 units; all current directors and executive officers as a group, 42,005 units.

(6)	Does not include 164,415 shares owned by Mr. Oettinger’s wife. Mr. Oettinger disclaims any beneficial interest in these shares.

(7)	Does not include 14,549 shares owned by Mr. Polark’s wife. Mr. Polark disclaims any beneficial interest in these shares.

(8)	Does not include 16 shares owned by Mr. Rein’s wife and 1,900 shares for which Mr. Rein is custodian under the Illinois Uniform Transfer to Minors Act. Mr. Rein disclaims any beneficial interest in these shares.

(9)	Does not include 3,090 shares owned by Mr. Schwartz’ wife. Mr. Schwartz disclaims any beneficial interest in these shares.

(10)	Does not include 4,800 shares owned by Mr. Schwemm’s wife. Mr. Schwemm disclaims any beneficial interest in these shares.

(11)	Does not include 15,744 shares owned by Mr. Shiel’s wife and 9,270 shares for which Mr. Shiel is custodian under the Illinois Uniform Transfer to Minors Act. Mr. Shiel disclaims any beneficial interest in these shares.

(12)	Does not include 66,536 shares held in trust for the benefit of Mr. Walgreen III’s wife, and 64,756 shares owned by other family members. Mr. Walgreen III disclaims any beneficial interest in these shares.

(13)	Does not include 4,955,718 shares held by family members of executive officers or owned by trusts for which executive officers serve as trustees, the beneficial ownership of which has been disclaimed by such officers.

(14)	Mr. Polark retired as Chief Financial Officer of the Company on January 14, 2004. As Mr. Polark is no longer an executive officer of the Company, his share ownership is not included in this total.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company’s common stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that all forms were filed in a timely manner during fiscal 2004, except that (i) David W. Bernauer did not timely report a sale of Company stock in November 2003, (ii) due to an administrative error on the part of the Company, J. Randolph Lewis did not timely report the receipt of an executive stock option in March 1996, and (iii) Mr. Schwartz did not timely report his wife’s acquisition of 2,000 shares in December 2002. Mr. Bernauer, Mr. Lewis and Mr. Schwartz reported these transactions to the SEC on November 17, 2003, February 18, 2004, and October 15, 2004, respectively.

JEFFREY A. REIN President and COO

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